 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-285251
Prospectus Supplement to Prospectus dated February 26, 2025
FERRARI N.V.
6,666,667 Common Shares

Exor N.V. (the “Selling Securityholder”) is offering 6,666,667 common shares, par value €0.01 per share (“Common Shares”), issued by Ferrari N.V. (“Ferrari”) (representing approximately 3.7% of the outstanding Common Shares, net of treasury shares). Ferrari is not selling any Common Shares and will not receive any of the proceeds from the sale of the Common Shares sold by the Selling Securityholder.
The Selling Securityholder is conducting a public offering of Common Shares in the United States, a concurrent private placement of Common Shares in the European Economic Area (the “EEA”) to certain legal entities all of which are qualified investors within the meaning of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and in the United Kingdom (the “UK”) to any legal entity which is a qualified investor within the meaning of Regulation (EU) 2017/1129, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “UK Prospectus Regulation”), and an offer of Common Shares in other countries outside of the United States, the European Economic Area and the UK in which, and only to those persons to whom, offers of Common Shares may lawfully be made (collectively, the “Offerings”).
The Offerings constitute a single offering of securities that will occur simultaneously. The total number of Common Shares sold in the Offerings will be allocated among the Offerings depending on investor interest and in the sole discretion of the Selling Securityholder.
The offering price (the “Offering Price”) is $472.14 per Common Share in the Offerings, corresponding to €450.00 per Common Share in the Offerings.
We have entered into a commitment letter (the “Commitment Letter”) with the Selling Securityholder to submit an order with the underwriters to repurchase, at a price per share equal to the Offering Price, a number of Common Shares (rounded down to the nearest whole number) equal to the lower of (i) 10% of the aggregate number of Common Shares sold in the Offerings and (ii) a number of Common Shares equal to an aggregate purchase price of €300,000,000 divided by the Offering Price (the “Commitment”), and at the other terms and subject to the conditions described in this prospectus supplement (the “Share Buyback”). The closing of the Share Buyback will occur as part of and concurrently with the closing of the Offerings. We cannot assure you that the Offerings or the Share Buyback will be consummated on the terms described herein or at all. See “Summary — Share Buyback from the Selling Securityholder”.
In the United States, Ferrari’s Common Shares are listed and traded on the New York Stock Exchange (“NYSE”) under the symbol “RACE”. Ferrari’s Common Shares are also listed and traded on Euronext Milan under the symbol “RACE”. The last reported sale price of Ferrari’s Common Shares on the NYSE on February 25, 2025 was $504.50 per Common Share. The last reported sale price of Ferrari’s Common Shares on Euronext Milan on February 25, 2025 was €477.40 per Common Share.

Investing in our Common Shares involves risk. See “Risk Factors” on page S-5 of this prospectus supplement and “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), which is incorporated by reference herein, to read about factors you should consider before investing in the securities offered in this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
This prospectus supplement does not constitute a prospectus within the meaning of the Prospectus Regulation or the UK Prospectus Regulation and has not been approved by the Dutch Authority for the Financial Markets, any other European Supervisory Authority or the UK Financial Conduct Authority.

	Per Common Share(3)		Total(3)
Offering price	€450.00	$472.14	$3,147,600,157.38
Underwriting discount(1)	€2.25	$2.36	$14,160,002.36
Proceeds, before expenses, to the Selling Securityholder(2)	€447.75	$469.78	$3,133,440,155.02

(1)
No underwriting discount or commissions will be paid to the underwriters with respect to the Common Shares we intend to purchase in the Share Buyback. See “Underwriting” beginning on page S-12 of this prospectus supplement for additional information regarding total underwriter compensation.

(2)
Total proceeds from the Offerings are $3,147,600,157.38 (assuming an exchange rate of €1.00 to $1.0492 on February 26, 2025). Such proceeds less underwriting discounts and commissions are $3,133,440,155.02.

(3)
Based on an exchange rate of €1.00 to $1.0492 on February 26, 2025.

The underwriters expect to deliver the Common Shares against payment in New York in relation to the Common Shares purchased in U.S. dollars and in Milan in relation to the Common Shares purchased in Euros on March 3, 2025, which is the second business day in the United States following the date of pricing, through the book-entry facility of The Depository Trust Company or Monte Titoli S.p.A., respectively. The Offerings are expected to close concurrently.
It is expected that delivery of the Common Shares will be made for value on or about March 3, 2025, which will be the second (2nd) business day in the United States following the date of pricing of the Common Shares. Under Rule 15c6-1 under the Exchange Act, purchases or sales of securities in the secondary market generally are required to settle within one business day (T+1), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the Common Shares who wish to trade the Common Shares any day prior to the business day before delivery will be required, by virtue of the fact that the Common Shares initially will not settle on T+1 in the United States, to specify any alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Common Shares who wish to make such trades should consult their own advisers.
Joint Global Coordinators
Goldman Sachs Bank Europe SE	J.P. Morgan
Joint-Bookrunners
BNP PARIBAS	Intesa Sanpaolo	Société Générale	UniCredit Bank GmbH, Milan Branch
Prospectus Supplement dated February 27, 2025

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
Prospective investors should rely on the information provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. None of Ferrari, the Selling Securityholder, or the underwriters has authorized any person to make any representation or give any information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Any such representation or information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus must not be relied upon as having been authorized by us, the Selling Securityholder or the underwriters. Ferrari, the Selling Securityholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Please see “Incorporation of Certain Documents by Reference” in this prospectus supplement and the accompanying prospectus for information about the documents that are incorporated by reference.
The Selling Securityholder is not offering to sell any securities other than the Common Shares offered under this prospectus supplement, nor is the Selling Securityholder offering to sell the Common Shares in places where such offers are not permitted by applicable law. You should not assume that the information in this prospectus supplement or the accompanying prospectus, or the information we have previously filed with the U.S. Securities and Exchange Commission (“SEC”) and incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate as of any date other than the date on the front of those documents, regardless of the time of delivery of those documents or any sale of our Common Shares.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Offerings. The second part is the accompanying prospectus, which describes more general information regarding Ferrari’s Common Shares. The Common Shares described in this prospectus supplement are being offered under a registration statement on Form F-3 that we filed with the SEC using the SEC’s shelf registration rules, under the U.S. Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement also adds, updates or changes information provided or incorporated by reference in the accompanying prospectus. Consequently, before you invest, you should read this prospectus supplement together with the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Those documents contain information about us, the Common Shares and other matters. Our shelf registration statement, any post-effective amendments thereto, the various exhibits thereto, and the documents incorporated therein and herein by reference, contain additional information about us and the Common Shares. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov. Certain terms used but not defined in this prospectus supplement are defined in the prospectus.
In this prospectus supplement, references to:
•
“Ferrari” are to Ferrari N.V.;

•
“we”, “us” and “our” are, as the context requires, to Ferrari or Ferrari and the group of companies owned and/or controlled by Ferrari;

•
“$” or “USD” are to U.S. dollars; and

•
“€” or “EUR” are to euros.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Shares in certain jurisdictions may be restricted by law. Other than in the United States, no action has been taken by us, the Selling Securityholder or any of the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required, including the Netherlands and Italy. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not

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constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein and therein is only accurate as of their respective dates.

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FORWARD-LOOKING STATEMENTS
Statements contained in this prospectus supplement, the accompanying prospectus and the documents which we incorporate by reference into this prospectus supplement or the accompanying prospectus, particularly those regarding our possible or assumed future performance, competitive strengths, costs, dividends, reserves and growth as well as industry growth and other trends and projections, are “forward-looking statements” that contain risks and uncertainties. In some cases, words such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “remain”, “continue”, “on track”, “successful”, “grow”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, “guidance” and similar expressions are used to identify forward-looking statements. These forward-looking statements are made pursuant to the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the respective current views of Ferrari with respect to future events and involve significant risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, without limitation:
•
our ability to preserve and enhance the value of the Ferrari brand;

•
our ability to attract and retain qualified personnel;

•
the success of our racing activities;

•
our ability to keep up with advances in high performance car technology, to meet the challenges and costs of integrating advanced technologies, including electric, more broadly into our car portfolio over time and to make appealing designs for our new models;

•
the impact of increasingly stringent fuel economy, emissions and safety standards, including the cost of compliance, and any required changes to our products, as well as possible future bans of combustion engine cars in cities and the potential advent of self-driving technology;

•
increases in costs, disruptions of supply or shortages of components and raw materials;

•
our ability to successfully carry out our low volume and controlled growth strategy, while increasing our presence in growth market countries;

•
changes in general economic conditions (including changes in the markets in which we operate) and changes in demand for luxury goods, including high performance luxury cars, which is highly volatile;

•
macro events, pandemics and conflicts, including the ongoing conflicts in Ukraine and the Middle East region, and the related issues potentially impacting sourcing and transportation, as well as trading policies and tariffs;

•
competition in the luxury performance automobile industry;

•
changes in client preferences and automotive trends;

•
our ability to preserve the value of our cars over time and our relationship with the automobile collector and enthusiast community;

•
disruptions at our manufacturing facilities in Maranello and Modena;

•
climate change and other environmental impacts, as well as an increased focus of regulators and stakeholders on environmental matters;

•
our ability to maintain the functional and efficient operation of our information technology systems and to defend from the risk of cyberattacks, including on our in-vehicle technology;

•
the ability of our current management team to operate and manage effectively and the reliance upon a number of key members of executive management and employees;

•
the performance of our dealer network on which we depend for sales and services;

•
product warranties, product recalls and liability claims;

•
the sponsorship and commercial revenues and expenses of our racing activities, as well as the popularity of motor sports more broadly;

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•
the performance of our lifestyle activities;

•
our ability to protect our intellectual property rights and to avoid infringing on the intellectual property rights of others;

•
our continued compliance with customs regulations of various jurisdictions;

•
labor relations and collective bargaining agreements;

•
our ability to ensure that our employees, agents and representatives comply with applicable law and regulations;

•
changes in tax, tariff or fiscal policies and regulatory, political and labor conditions in the jurisdictions in which we operate;

•
our ability to service and refinance our debt;

•
exchange rate fluctuations, interest rate changes, credit risk and other market risks;

•
our ability to provide or arrange for adequate access to financing for our clients and dealers, and associated risks;

•
the adequacy of our insurance coverage to protect us against potential losses;

•
potential conflicts of interest due to director and officer overlaps with our largest shareholders; and

•
other factors discussed elsewhere in this prospectus and any accompanying prospectus supplement, including documents incorporated by reference.

Actual results could differ materially from those anticipated in such forward-looking statements. Statements in this prospectus supplement, the accompanying prospectus and the documents which we incorporate by reference into this prospectus supplement or the accompanying prospectus speak only as of the date on which those statements are made, and we do not undertake an obligation to update or revise publicly any forward-looking statements.
Additional factors which could cause actual results and developments to differ from those expressed or implied by the forward-looking statements are included under “Risk Factors” on page S-5 of this prospectus supplement and in the section “Risk Factors” in our Annual Report. You should evaluate all forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents which we incorporate by reference into this prospectus supplement or the accompanying prospectus in the context of these risks and uncertainties.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to foreign private issuers, and accordingly we file reports and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.
The following documents filed with the SEC are incorporated in this prospectus supplement by reference and made a part hereof:
1.
the Report on Form 6-K filed with the SEC on February 26, 2025;

2.
Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on February 21, 2025; and

3.
the description of our outstanding common shares contained in our Registration Statement on Form 8-A filed with the SEC on October 19, 2015, as updated by the description of our outstanding common shares filed as Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on February 21, 2025, including any amendment or report filed for the purpose of updating such description.

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the Common Shares described in this prospectus supplement. This prospectus supplement, which forms a part of the registration statement, does not contain all of the information included in the registration statement.
In addition, we will incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.
The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules thereto. These filings are also available to the public on, or accessible through, our website at https://www.ferrari.com/en-EN/corporate. Except for the documents specifically incorporated by reference into this prospectus, the information contained on, or that can be accessed through, these websites is not part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part.
We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Ferrari N.V., Via Abetone Inferiore n. 4 I-41053 Maranello (MO) Italy, Attention: General Counsel, telephone number +39 0536 949111.

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SUMMARY
This summary should be read together with this entire prospectus supplement and the accompanying prospectus, including under “Risk Factors” on page S-5 of this prospectus supplement and in the section “Risk Factors” in our Annual Report, and the documents incorporated by reference into this prospectus supplement and accompanying prospectus, which are described under “Incorporation of Certain Documents by Reference” on page S-vi of this prospectus supplement” and in the accompanying prospectus.
Overview
Ferrari is among the world’s leading luxury brands, focused on the design, engineering, production and sale of the world’s most recognizable luxury performance sports cars. Our brand symbolizes exclusivity, innovation, state-of-the-art sporting performance and Italian design and engineering heritage. Our name and history and the image enjoyed by our cars are closely associated with our Formula 1 racing team, Scuderia Ferrari, the most successful racing team in the history of Formula 1. From the inaugural year of Formula 1 in 1950 through December 31, 2024, Scuderia Ferrari has won 248 Grand Prix races, 16 Constructors’ World titles and 15 Drivers’ World titles. We are the only team which has taken part in all the editions of the Championship, racing in more than 1,000 Formula 1 Grand Prix races. We design, engineer and produce our cars in Maranello, Italy, and sell them in over 60 markets worldwide through a network of 180 authorized dealers operating 200 points of sale as of the end of 2024.

THE OFFERING
Shares outstanding immediately before the Offerings
178,804,288 Common Shares, net of treasury shares; and
63,332,873 Special Voting Shares, net of treasury shares.
Common Shares and Special Voting Shares are referred to as “Shares”.
Common Shares offered by the Selling Securityholder in the Offerings
6,666,667 Common Shares, consisting of Common Shares offered in a public offering in the United States and in a concurrent private placement in the EEA to certain legal entities that are qualified investors within the meaning of the Prospectus Regulation, in the UK to any legal entity that is a qualified investor within the meaning of the UK Prospectus Regulation and in other countries outside of the United States in which, and only to those persons to whom, offers of Common Shares may lawfully be made.
The Offerings constitute a single offering of securities that will occur simultaneously. The total number of Common Shares sold in the Offerings will be allocated among the Offerings depending on investor interest and in the sole discretion of the Selling Securityholder.
Share Buyback from the Selling Securityholder
As part of the Offerings, we have committed to submit an order with the underwriters to repurchase, at a price per share equal to the Offering Price, a number of Common Shares (rounded down to the nearest whole number) equal to the lower of (i) 10% of the aggregate number of Common Shares sold in the Offerings and (ii) a number of Common Shares equal to an aggregate purchase price of €300,000,000 divided by the Offering Price and at the other terms and subject to the conditions described in this prospectus supplement. The closing of the Share Buyback will occur as part of and concurrently with the closing of the Offerings. We cannot assure you that the Offerings or the Share Buyback will be consummated on the terms described herein or at all. See “Summary — Share Buyback from the Selling Securityholder”.
Shares to be outstanding immediately after the Offerings and the Share Buyback
178,137,622 Common Shares, net of treasury shares; and
56,666,206 Special Voting Shares, net of treasury shares.
Immediately following the Offerings and the Share Buyback, the Selling Securityholder will own 37,768,613 Common Shares and 37,768,613 Special Voting Shares and, as a result, approximately 16.1% of our outstanding Shares in aggregate, and approximately 32.2% of the total voting power in us, in each case, net of treasury shares. The number of Common Shares held in treasury will increase by the number of Common Shares we repurchase in the Share Buyback.

Voting rights
Each of our Common Shares and Special Voting Shares entitles its holder to one vote at a general meeting of shareholders. Ferrari may continue to hold the Common Shares and Special Voting Shares as treasury stock, but will not be entitled to vote any such Shares held in treasury stock. See “Description of Common Shares” in the accompanying prospectus.
Use of proceeds
We will not receive any of the proceeds from the sale of Common Shares by the Selling Securityholder in the Offerings.
Dividend policy
Our current dividend policy is to pay 35 percent of our annual net profit by way of dividend in the coming years; however, the actual level of dividends will be subject to our earnings, cash balances, commitments, strategic plans and other factors that our board of directors may deem relevant at the time of the dividend, including adjustments for income or costs that are significant in nature but expected to occur infrequently. See “Dividend Policy”.
Listing
In the United States, our Common Shares are listed and traded on the New York Stock Exchange under the symbol “RACE”. Our Common Shares are also listed and traded on Euronext Milan under the symbol “RACE”.
Risk factors
You should carefully consider the risk factors discussed under “Risk Factors” on page S-5 of this prospectus supplement and under “Risk Factors” in our Annual Report, which is incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement, before purchasing any Common Shares in the Offerings.

Share Buyback from the Selling Securityholder
On February 25, 2025, we entered into the Commitment Letter, pursuant to which we committed to submit an order with the underwriters to repurchase, at a price per share equal to the Offering Price, a number of Common Shares (rounded down to the nearest whole number) equal to the lower of (i) 10% of the aggregate number of Common Shares sold in the Offerings and (ii) a number of Common Shares equal to an aggregate purchase price of €300,000,000 divided by the Offering Price. The closing of the Share Buyback is expected to occur as part of and concurrently with the closing of the Offerings.
Our Commitment is conditional on completion of the Offerings. In accordance with the terms of our existing shareholder approval for share repurchases, our Commitment is also conditional on (i) the Offering Price being no higher than 110% of the market price of the Common Shares on the New York Stock Exchange and/or Euronext Milan (as the case may be), calculated as the average of the highest price on each of the five days of trading prior to the date on which the acquisition is made, as shown in the Official Price List of the New York Stock Exchange and/or Euronext Milan (as the case may be), and (ii) the number of Common Shares purchased in the Share Buyback not exceeding 7,878,511, which is the number of Common Shares remaining to be repurchased pursuant to the repurchase authorization granted to our board of directors by the general meeting of our shareholders on April 17, 2024.
The Selling Securityholder has undertaken to allocate the full amount of the Commitment to us at the Offering Price in the event the Offerings are completed. The Selling Securityholder is not obliged to proceed with any transaction involving the sale of the Common Shares, including the Offerings. Any such decision shall be determined by the Selling Securityholder in its sole discretion.
The Share Buyback will be conducted under our multi-year share buyback program of approximately €2 billion expected to be executed by 2026 in line with the disclosure made during the Capital Markets Day held on June 16, 2022 and falls within the limitations of the share buyback mandate approved at the annual general meeting of our shareholders on April 17, 2024.
The Share Buyback will be funded from our existing cash on hand.

RISK FACTORS
You should carefully consider each of the risk factors described in the section entitled “Risk Factors” in our Annual Report, as well as other information included in this prospectus supplement and the accompanying prospectus, or incorporated by reference into this prospectus supplement and the accompanying prospectus, before you decide to purchase our Common Shares in the Offerings. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. As a result, the trading price of our Common Shares could decline and you could lose part or all of your investment.
Risks Related to the Offerings and Our Common Shares
Future sales of our Common Shares could cause the market price of our Common Shares to decline.
Sales of a substantial number of our shares of Common Shares in the public market, or the perception that these sales could occur, may depress the market price for our Common Shares. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future.
In connection with the Offerings, the underwriting agreement includes lock-up undertakings with respect to our Common Shares, pursuant to which the Selling Securityholder is subject to certain issuance and sale restrictions for a period of 360 days following the date of the underwriting agreement. The underwriters may waive or release the Selling Securityholder in relation to the lock-up undertakings, which could adversely affect the price of our Common Shares. Please see “Underwriting” for a detailed description of these restrictions and certain exceptions to them.
Despite such lock-up provisions, or to the extent the underwriters waive or release the Selling Securityholder in relation to these provisions, the resale of all or a substantial portion of such shares of our Common Shares held by the Selling Securityholder or by other shareholders in the public market, or the perception that these sales might occur, could cause the market price of our Common Shares to decrease and may make it more difficult for us to sell our Common Shares in the future at a time and upon terms that we deem appropriate.
The trading price of our Common Shares may be volatile and purchasers of our Common Shares could incur substantial losses.
The market price of our Common Shares may be subject to significant fluctuations in response to actual or anticipated variations in our operating results or other factors beyond our control. In addition, the securities markets have from time to time experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations, as well as general market, economic and political conditions, such as recessions, tariffs or potential application thereof, loss of investor confidence or interest rate changes, may negatively affect our business and the market price of our Common Shares. If any of the foregoing occurs, it could cause the price of our Common Shares to fall and may result in purchasers of our Common Shares losing some or all of the value of their investment in our Common Shares.

USE OF PROCEEDS
The Selling Securityholder is selling all of the Common Shares in the Offerings, and we will not receive any proceeds from the sale of Common Shares in the Offerings. The Selling Securityholder will receive all of the net proceeds from the Offerings. See “Selling Securityholder”.

CAPITALIZATION
The following table shows our cash and cash equivalents, capitalization and indebtedness as of December 31, 2024. Financial information set forth below was derived from the Group’s consolidated financial statements as of and for the year ended December 31, 2024 incorporated by reference herein. This information should be read in conjunction with information included elsewhere and incorporated by reference in this prospectus, including the Annual Report.
Since December 31, 2024 there have not been any significant issuances of securities or other transactions affecting the capitalization of the Group (on a consolidated basis).
As of December 31, 2024
(EUR thousand)
Cash and cash equivalents(2)	1,742,214
Debt other financial liabilities
Debt	3,351,888
Other financial liabilities	61,894
Total Debt	3,413,782
Equity attributable to owners of the parent	3,533,946
Non-controlling interests	9,292
Total Equity(2)	3,543,238
Total Capitalization(1)(2):	6,957,020

Notes:
(1)
Total capitalization is the sum of total debt and total equity.

(2)
The Share Buyback will result in a decrease in our cash and cash equivalents of €300,000 thousand and a decrease in our total equity and total capitalization of €300,000 thousand.

DIVIDEND POLICY
Subject to the approval by our shareholders at the 2025 annual general meeting, we intend to make a dividend distribution to the holders of Common Shares of €2.986 per Common Share, corresponding to a total dividend distribution to shareholders of approximately €534 million.
We intend to return capital to holders of Common Shares over time through a sustainable dividend policy designed to provide adequate returns to shareholders, while supporting growth and protecting our creditworthiness in order to facilitate access to external funding. We intend to pay 35 percent of our annual net profit by way of dividend in the coming years; however, the actual level of dividends will be subject to our earnings, cash balances, commitments, strategic plans and other factors that our board of directors may deem relevant at the time of the dividend, including adjustments for income or costs that are significant in nature but expected to occur infrequently. For additional information on distribution of profits, refer to “Corporate Governance — Memorandum and Articles of Association” in our Annual Report. Our dividend policy is subject to change in the future based on changes in statutory requirements, market trends, strategic developments, capital requirements and a number of other factors.
All issued and outstanding Common Shares will rank equally and will be eligible for any profit or other payment that may be declared on the Common Shares. Pursuant to our articles of association, holders of Special Voting Shares are entitled to a minimum dividend, which is allocated to the special dividend reserve. A distribution from the special dividend reserve or the (partial) release of the special dividend reserve will require a prior proposal from our board of directors and a subsequent resolution of the meeting of holders of Special Voting Shares. Ferrari does not intend to propose any distribution from the special dividend reserve.

TAXATION
For information on the material U.S., Dutch and Italian tax consequences of the acquisition, ownership and disposal of the Common Shares offered pursuant to this prospectus supplement, see “Material United States Federal Income Tax Consequences” and “Non-United States Tax Consequences” in the accompanying prospectus.

SELLING SECURITYHOLDER
The Selling Securityholder is selling 6,666,667 Common Shares in the Offerings (representing approximately 3.7% of the outstanding Common Shares, net of treasury shares).
Immediately following the Offerings and the Share Buyback, the Selling Securityholder will own 37,768,613 Common Shares and 37,768,613 Special Voting Shares and, as a result, approximately 16.1% of our outstanding Shares in aggregate, and approximately 32.2% of the total voting power in us. The following table presents information as of February 26, 2025 regarding the beneficial ownership of our Common Shares by the Selling Securityholder. Percentage ownership is based on a total of 178,804,288 Common Shares that are outstanding as of February 24, 2025, net of treasury shares.
The Selling Securityholder has agreed with the underwriters that, for a period of 360 days after the date of this prospectus supplement, the Selling Securityholder will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs Bank Europe SE and J.P. Morgan Securities LLC , other than the Common Shares to be sold pursuant to this prospectus supplement. See “Underwriting” below. In addition, the Selling Securityholder has publicly stated that it remains fully committed as a long-term shareholder of Ferrari.
Following the Offering, the shareholders’ agreement between the Selling Securityholder and Piero Ferrari and Trust Piero Ferrari, who together will continue to beneficially own approximately 48.3% of the total voting power in us, will remain in force unamended. See “Major Shareholders — Shareholders’ Agreement” in our Annual Report.
The information presented regarding the Selling Securityholder (other than the information regarding percentage of our Common Shares owned by the Selling Securityholder) is based upon representations made by the Selling Securityholder to us. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the Selling Securityholder may change from time to time. Any changes to the information provided below will be set forth in a prospectus supplement if and when necessary.
	Common Shares Beneficially Owned by Selling Securityholder Before the Completion of the Offerings		Common Shares Being Sold by Selling Securityholder in the Offerings		Common Shares Beneficially Owned by Selling Securityholder After Completion of the Offerings
Name and Address of Selling Securityholder	Number of Common Shares(1)	Percentage of Outstanding Common Shares(5)	Number of Common Shares(1)	Percentage of Outstanding Common Shares(5)	Number of Common Shares(2)	Percentage of Outstanding Common Shares(5)
Exor N.V.(3)	44,435,280(4)	24.84%	6,666,667	3.7%	37,768,613	21.2%

(1)
This information is derived from information provided to us by the Selling Securityholder.

(2)
Assumes the sale of all Common Shares offered in this prospectus supplement and pursuant to the Share Buyback.

(3)
The Selling Securityholder is a Dutch public limited liability company (naamloze vennootschap). The address of the Selling Securityholder’s principal business and principal office is Gustav Mahlerplein 25, 1082 MS, Amsterdam, The Netherlands.

(4)
As a consequence of participating in the loyalty voting program, the Selling Securityholder beneficially owns, in addition to the Common Shares indicated above, 44,435,280 Special Voting Shares. The number of Special Voting Shares held by the Selling Securityholder will decrease by 6,666,667 Special Voting Shares from 44,435,280 Special Voting Shares to 37,768,613 Special Voting Shares as a result of the deregistration from the Loyalty Register of the 6,666,667 Common Shares to be sold by the Selling Securityholder in the Offerings, including the Share Buyback, and the transfer to us for no consideration (om niet) of the associated Special Voting Shares.
(5)
Net of treasury shares. Prior to the closing of the Offerings, 15,119,211 Common Shares and 16,239 Special Voting Shares were held in treasury. Following completion of the Offerings, including the Share Buyback, the number of Common Shares held in treasury will increase by 666,666 Common Shares from 15,119,211 Common Shares to 15,785,877 Common Shares as a result of the Share Buyback. The number of Special Voting Shares held in treasury will increase by 6,666,667 Special Voting Shares from 16,239 Special Voting Shares to 6,682,906 Special Voting Shares as a result of the deregistration from the Loyalty Register of the 6,666,667 Common Shares to be sold by the Selling Securityholder in the Offerings, including the Share Buyback, and the transfer to us for no consideration (om niet) of the associated Special Voting Shares.

UNDERWRITING
Ferrari, the Selling Securityholder and the underwriters named below have entered into an underwriting agreement dated as of the date of this prospectus supplement with respect to the Common Shares being offered. Under the terms and subject to the conditions stated in the underwriting agreement, each underwriter has, severally and not jointly, agreed to purchase the number of Common Shares indicated in the following table. Goldman Sachs Bank Europe SE and J.P. Morgan Securities LLC are the representatives of the underwriters.
Underwriter	Number of Common Shares
Goldman Sachs Bank Europe SE	2,933,333
J.P. Morgan Securities LLC	2,933,333
BNP PARIBAS	200,000
Intesa Sanpaolo S.p.a.	200,000
Société Générale	200,000
UniCredit Bank GmbH, Milan Branch	200,000
Total	6,666,667
The underwriting agreement provides that the obligations of the underwriters to purchase the Common Shares included in the Offerings are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Common Shares if they are obligated to purchase any of the Common Shares.
Common Shares sold by the underwriters to the public will initially be offered at the Offering Price set forth on the cover page of this prospectus supplement. Any Common Shares sold by the underwriters to securities dealers may be sold at a discount of up to $2.36 or €2.25 per Common Share from the Offering Price. After the initial offering of the Common Shares, the representatives may change the Offering Price and the other selling terms. The offering of the Common Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA.
The Selling Securityholder has agreed with the underwriters that, for a period of 360 days after the date of this prospectus supplement, the Selling Securityholder will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs Bank Europe SE and J.P. Morgan Securities LLC, other than the Common Shares to be sold pursuant to this prospectus supplement.
On February 25, 2025, we entered into the Commitment Letter, pursuant to which we entered into the Commitment. The closing of the Share Buyback is expected to occur as part of and concurrently with the closing of the Offerings. Our Commitment is conditional on completion of the Offerings, and compliance with the terms of our existing shareholder approval for share repurchases, as described under the heading “Share Buyback from the Selling Securityholder” above. We cannot assure you that the Offerings or the Share Buyback will be consummated on the terms described herein or at all. See “Share Buyback from Selling Securityholder.”
It is expected that delivery of the Common Shares will be made for value on or about March 3, 2025, which will be the second (2nd) business day in the United States following the date of pricing of the Common

Shares. Under Rule 15c6-1 under the Exchange Act, purchases or sales of securities in the secondary market generally are required to settle within one business day (T+1), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the Common Shares who wish to trade the Common Shares any day prior to the business day before delivery will be required, by virtue of the fact that the Common Shares initially will not settle on T+1 in the United States, to specify any alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Common Shares who wish to make such trades should consult their own advisers.
We, the Selling Securityholder and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that each party may be required to make in respect of those liabilities.
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may have in the past performed commercial banking, investment banking and advisory services for us and the Selling Securityholder and its affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us or the Selling Securityholder and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours, our affiliates or the Selling Securityholder and its affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no Common Shares have been offered or will be offered pursuant to the Offerings to the public in that Relevant State prior to the publication of a prospectus in relation to the Common Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of the Common Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Common Shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any of the Common Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any of the Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for any of the Common Shares.
This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Italy
The Offerings have not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Common Shares may be offered, sold or delivered, directly or indirectly, nor may copies of this prospectus supplement, the accompanying prospectus or of any other document or offering material relating to the Common Shares be distributed in the Republic of Italy, except:
(i)
to “qualified investors” (investitori qualificati) as defined in Article 2, letter (e), of the Prospectus Regulation, pursuant to Article 1, fourth paragraph, letter (a) of the Prospectus Regulation; or

(ii)
in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation.

Any offer, sale or delivery of the Common Shares or distribution of copies of this prospectus supplement, the accompanying prospectus or any other document relating to Common Shares in the Republic of Italy under paragraphs (i) or (ii) above must be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulations and, in particular, must be carried out:
(a)
by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 58 of February 24, 1998, CONSOB Regulation No. 20307 of February 15, 2018 and Legislative Decree No. 385 of September 1, 1993 (in each case, as amended from time to time); and

(b)
in compliance with any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time by CONSOB and/or the Bank of Italy and/or any other Italian competent authority.

Any investor purchasing Common Shares in the Offerings is solely responsible for ensuring that any offer or resale of the Common Shares it purchased in the Offerings occurs in compliance with applicable laws and regulations. No person resident or located in Italy other than the original addressees of this document may rely on this document or its contents.
United Kingdom
In relation to the United Kingdom, no Common Shares have been offered or will be offered pursuant to the Offerings to the public in the United Kingdom prior to the publication of a prospectus in relation to the Common Shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of Common Shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (“FSMA”);

provided that no such offer of Common Shares shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any Common Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Common Shares.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Canada
The Common Shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Common Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with the Offerings.
Hong Kong
The Common Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Common Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Common Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Shares may not be circulated or distributed, nor may the Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.
Where the Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA or (6) as specified in Regulation 32.
Japan
The Common Shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Common Shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Switzerland
This prospectus supplement and the base prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Common Shares. The Common Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Common Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the base prospectus nor any other offering or marketing material relating to the Common Shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the base prospectus nor any other offering or marketing material relating to the Common Shares may be publicly distributed or otherwise made publicly available in Switzerland.
In particular, this prospectus supplement will not be filed with, and the offer of the Common Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the Common Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the

“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Common Shares.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Common Shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of the Common Shares offered should conduct their own due diligence on the shares of the Common Shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Australia
No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the shares of the Common Shares has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:
(a)   you confirm and warrant that you are either:
(i)   a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
(ii)   a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
(iii)   a person associated with the Company under section 708(12) of the Corporations Act; or
(iv)   a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and
(b)   you warrant and agree that you will not offer any of the shares of the Common Shares for resale in Australia within 12 months of those Common Shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares of the Common Shares is directed only at, (1) a limited number of persons in accordance with the Israeli Securities Law and (2) investors listed in the first addendum to the Israeli Securities Law (as it may be amended from time to time, the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million, and “qualified individuals,” each as defined in the Addendum, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the

Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.
South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) is being made in connection with the sale of the Common Shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The Common Shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96(1) (a)	the offer, transfer, sale, renunciation or delivery is to:
(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(ii) the South African Public Investment Corporation;
(iii) persons or entities regulated by the Reserve Bank of South Africa;
(iv) authorised financial service providers under South African law;
(v) financial institutions recognised as such under South African law;

(vi)
a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii) any combination of the person in (i) to (vi); or
Section 96(1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.
No South African residents or offshore subsidiary of a South African resident may subscribe for or purchase any of the Common Shares or beneficially own or hold any of the Common Shares unless specific approval has been obtained from the financial surveillance department of the South African Reserve Bank (the “SARB”) by such persons or such subscription, purchase or beneficial holding or ownership is otherwise permitted under the South African Exchange Control Regulations or the rulings promulgated thereunder (including, without limitation, the rulings issued by the SARB providing for foreign investment allowances applicable to persons who are residents of South Africa under the applicable exchange control laws of South Africa).
Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the Common Shares has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Shares may not be circulated or distributed, nor may the Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the Common Shares, as principal, if the offer is on terms that the Common Shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Common Shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Kuwait
This prospectus supplement is not for general circulation to the public in Kuwait. The Common Shares or this prospectus supplement have not been licensed for offering, promotion, marketing, advertisement or sale in Kuwait by the Kuwait Capital Markets Authority or any other relevant Kuwaiti government agency. The offering, promotion, marketing, advertisement or sale of the Common Shares in Kuwait on the basis of a private placement or public offering is, therefore, restricted in accordance with Decree Law No. 31 of 1990 and the implementing regulations thereto (as amended) and Law No. 7 of 2010 and the executive bylaws thereto (as amended), which govern the issue, offer, marketing and sale of securities in Kuwait. No private or public offering of the Common Shares is being made in Kuwait, and no agreement relating to the sale of the Common Shares will be concluded in Kuwait. No marketing or solicitation or inducement activities are being used to offer or market the Common Shares in Kuwait.
Qatar
The Common Shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar (including the Qatar Financial Centre) in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or reviewed or approved by the Qatar Financial Markets Authority, the Qatar Financial Centre Regulatory, the Qatar Stock Exchange or Qatar Central Bank in accordance with their regulations or any other regulations in the State of Qatar (including the Qatar Financial Centre). This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

VALIDITY OF THE COMMON SHARES
The validity of the Common Shares and certain legal matters with respect to Dutch law will be passed upon for us by Loyens & Loeff N.V. Sullivan & Cromwell LLP has advised us and the Selling Securityholder as to certain U.S. legal matters. De Brauw Blackstone Westbroek N.V. has advised the Selling Securityholder as to certain Dutch legal matters. Cleary Gottlieb Steen & Hamilton LLP has advised the underwriters as to certain U.S. legal matters.
EXPERTS
The consolidated financial statements of Ferrari N.V. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this prospectus supplement and the accompanying prospectus and the effectiveness of Ferrari N.V.’s internal control over financial reporting have been audited by Deloitte & Touche S.p.A., an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Ferrari N.V. for the year ended December 31, 2022, appearing in Ferrari N.V.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by EY S.p.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
EXPENSES
The following are the estimated expenses related to the Offerings, all of which will be paid by the Selling Securityholder:
SEC registration fee	$513,793.42
Printing expenses	$5,430
Legal fees and expenses	$2,150,000
Accountants’ fees and expenses	$399,859
Total	$3,069,082.42

PROSPECTUS
Ferrari N.V.
Common Shares
This prospectus relates solely to sales, from time to time, of common shares, par value €0.01 per share, of Ferrari N.V. (“common shares”). The selling shareholder, Exor N.V. (the “selling shareholder”), may offer and sell our common shares from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any of the proceeds from the sale of common shares being sold by the selling shareholder pursuant to this prospectus.
This prospectus describes some of the general terms that may apply to our common shares. If common shares are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of common shares to be sold by the selling shareholder. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.
This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.
Our common shares may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. Our common shares offered by this prospectus and the accompanying prospectus supplement may be offered by the selling shareholder directly to investors or to or through underwriters, dealers or other agents. More information about how our common shares may be offered and sold is set forth in the section entitled “Plan of Distribution” beginning on page 16. The prospectus supplement for an offering will describe in detail the plan of distribution for the offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
In the United States, our common shares are listed and traded on the New York Stock Exchange (the “NYSE”) under the symbol “RACE”. Our common shares are also listed and traded on Euronext Milan under the symbol “RACE”.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 26, 2025

i

ABOUT THIS PROSPECTUS
Unless otherwise specified, the terms “we”, “our”, “us”, the “Group”, the “Company” and “Ferrari” refer to Ferrari N.V., individually or together with its subsidiaries as the context may require. References to “Ferrari N.V.” refer to the registrant.
Unless otherwise specified, the terms “Exor” and the “selling shareholder” refer to Exor N.V., the selling shareholder.

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, the selling shareholder may, from time to time, offer and/or sell our common shares in one or more offerings or resales. This prospectus provides you with a general description of the common shares that the selling shareholder may offer. If the selling shareholder sells common shares using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus.
The prospectus supplement and any free writing prospectus will contain more specific information about the offering. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” or in any applicable prospectus supplement and any applicable free writing prospectus before making an investment in our common shares. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement of which this prospectus is a part, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website. Information contained on, or that can be accessed through, the SEC website is not incorporated by reference in this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus), and you should not consider such information on the SEC website to be part of this prospectus.
Neither the delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, nor any sale made using this prospectus, any applicable prospectus supplement or any free writing prospectus, implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
Neither we nor the selling shareholder or any of our or its respective affiliates have authorized anyone to provide you with different information and we and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
For investors outside the United States: neither we nor the selling shareholder nor any of our or its respective affiliates have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of common shares and the distribution of this prospectus outside the United States.

RISK FACTORS
Investing in our common shares involves risk. You should consider the specific risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), the risk factors described under the heading “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of our common shares pursuant to this prospectus and any risk factors included in any annual report on Form 20-F or report on Form 6-K filed after the date of this prospectus (in the case of reports on Form 6-K, to the extent that such reports state that they are incorporated by reference into this prospectus), before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information”. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. See “Forward-Looking Statements” below.

FORWARD-LOOKING STATEMENTS
Statements contained in this prospectus and any accompanying prospectus supplement, including documents incorporated by reference, particularly those regarding our possible or assumed future performance, competitive strengths, costs, dividends, reserves and growth as well as industry growth and other trends and projections, are “forward-looking statements” that contain risks and uncertainties. In some cases, words such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “remain”, “continue”, “on track”, “successful”, “grow”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, “guidance” and similar expressions are used to identify forward-looking statements. These forward-looking statements are made pursuant to the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the respective current views of Ferrari with respect to future events and involve significant risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, without limitation:
•
our ability to preserve and enhance the value of the Ferrari brand;

•
our ability to attract and retain qualified personnel;

•
the success of our racing activities;

•
our ability to keep up with advances in high performance car technology, to meet the challenges and costs of integrating advanced technologies, including electric, more broadly into our car portfolio over time and to make appealing designs for our new models;

•
the impact of increasingly stringent fuel economy, emissions and safety standards, including the cost of compliance, and any required changes to our products, as well as possible future bans of combustion engine cars in cities and the potential advent of self-driving technology;

•
increases in costs, disruptions of supply or shortages of components and raw materials;

•
our ability to successfully carry out our low volume and controlled growth strategy, while increasing our presence in growth market countries;

•
changes in general economic conditions (including changes in the markets in which we operate) and changes in demand for luxury goods, including high performance luxury cars, which is highly volatile;

•
macro events, pandemics and conflicts, including the ongoing conflicts in Ukraine and the Middle East region, and the related issues potentially impacting sourcing and transportation, as well as trading policies and tariffs;

•
competition in the luxury performance automobile industry;

•
changes in client preferences and automotive trends;

•
our ability to preserve the value of our cars over time and our relationship with the automobile collector and enthusiast community;

•
disruptions at our manufacturing facilities in Maranello and Modena;

•
climate change and other environmental impacts, as well as an increased focus of regulators and stakeholders on environmental matters;

•
our ability to maintain the functional and efficient operation of our information technology systems and to defend from the risk of cyberattacks, including on our in-vehicle technology;

•
the ability of our current management team to operate and manage effectively and the reliance upon a number of key members of executive management and employees;

•
the performance of our dealer network on which we depend for sales and services;

•
product warranties, product recalls and liability claims;

•
the sponsorship and commercial revenues and expenses of our racing activities, as well as the popularity of motor sports more broadly;

•
the performance of our lifestyle activities;

•
our ability to protect our intellectual property rights and to avoid infringing on the intellectual property rights of others;

•
our continued compliance with customs regulations of various jurisdictions;

•
labor relations and collective bargaining agreements;

•
our ability to ensure that our employees, agents and representatives comply with applicable law and regulations;

•
changes in tax, tariff or fiscal policies and regulatory, political and labor conditions in the jurisdictions in which we operate;

•
our ability to service and refinance our debt;

•
exchange rate fluctuations, interest rate changes, credit risk and other market risks;

•
our ability to provide or arrange for adequate access to financing for our clients and dealers, and associated risks;

•
the adequacy of our insurance coverage to protect us against potential losses;

•
potential conflicts of interest due to director and officer overlaps with our largest shareholders; and

•
other factors discussed elsewhere in this prospectus and any accompanying prospectus supplement, including documents incorporated by reference.

Actual results could differ materially from those anticipated in such forward-looking statements. Statements in this prospectus, any prospectus supplement, and any documents incorporated by reference speak only as of the date on which those statements are made, and we do not undertake an obligation to update or revise publicly any forward-looking statements.
Additional factors which could cause actual results and developments to differ from those expressed or implied by the forward-looking statements are included in the section “Risk Factors” of our Annual Report and described under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement, including documents incorporated by reference. You should evaluate all forward-looking statements made in this prospectus and any accompanying prospectus supplement, including documents incorporated by reference, in the context of these risks and uncertainties.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly we file reports and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.
The following documents filed with the SEC are incorporated in this registration statement by reference and made a part hereof:
1.
Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on February 21, 2025; and

2.
the description of our outstanding common shares contained in our Registration Statement on Form 8-A filed with the SEC on October 19, 2015, as updated by the description of our outstanding common shares filed as Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on February 21, 2025, including any amendment or report filed for the purpose of updating such description.

In addition, we will incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.
The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules thereto. These filings are also available to the public on, or accessible through, our website at https://www.ferrari.com/en-EN/corporate. Except for the documents specifically incorporated by reference into this prospectus, the information contained on, or that can be accessed through, these websites is not part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part.
We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Ferrari N.V., Via Abetone Inferiore n. 4 I-41053 Maranello (MO) Italy, Attention: General Counsel, telephone number +39 0536 949111.

FERRARI N.V.
Ferrari N.V. was incorporated as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands on September 4, 2015 with an indefinite duration. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands, and our corporate address and principal place of business are located at Via Abetone Inferiore n. 4, I-41053 Maranello (MO), Italy. Ferrari is registered with the Dutch Trade Register of the Chamber of Commerce under number 64060977. Its telephone number is +39-0536-949111. The name and address of the Company’s agent in the United States is: Ferrari North America, Inc., 250 Sylvan Avenue, Englewood Cliffs, NJ 07632. Its telephone number is +1 (201) 816 2600.
In the United States, our common shares are listed and traded on the NYSE (trading symbol “RACE”). Our common shares are also listed and traded on Euronext Milan (trading symbol “RACE”).
Ferrari is among the world’s leading luxury brands, focused on the design, engineering, production and sale of the world’s most recognizable luxury performance sports cars. Our brand symbolizes exclusivity, innovation, state-of-the-art sporting performance and Italian design and engineering heritage. Our name and history and the image enjoyed by our cars are closely associated with our Formula 1 racing team, Scuderia Ferrari, the most successful racing team in the history of Formula 1. From the inaugural year of Formula 1 in 1950 through December 31, 2024, Scuderia Ferrari has won 248 Grand Prix races, 16 Constructors’ World titles and 15 Drivers’ World titles. We are the only team which has taken part in all the editions of the Championship, racing in more than 1,000 Formula 1 Grand Prix races. We design, engineer and produce our cars in Maranello, Italy, and sell them in over 60 markets worldwide through a network of 180 authorized dealers operating 200 points of sale as of the end of 2024.

USE OF PROCEEDS
We will not receive any proceeds from the sale of our common shares by the selling shareholder. Unless otherwise indicated in an accompanying prospectus supplement, the selling shareholder will reimburse certain expenses (such as fees and expenses of our counsel and accountants) in connection with sales of our common shares. Unless otherwise indicated in an accompanying prospectus supplement, we will not bear any underwriting discounts and selling commissions, stock transfer taxes, fees and expenses of the selling shareholder’s counsel, SEC registration fees or similar selling expenses incurred in connection with the offering of our common shares by the selling shareholder.

CAPITALIZATION AND INDEBTEDNESS
The following table shows our cash and cash equivalents, capitalization and indebtedness as of December 31, 2024. Financial information set forth below was derived from the Group’s consolidated financial statements as of and for the year ended December 31, 2024 incorporated by reference herein. This information should be read in conjunction with information included elsewhere and incorporated by reference in this prospectus, including the Annual Report.
Since December 31, 2024 there have not been any significant issuances of securities or other transactions affecting the capitalization of the Group (on a consolidated basis).
As of December 31, 2024
(EUR thousand)
Cash and cash equivalents	1,742,214
Debt and other financial liabilities
Debt	3,351,888
Other financial liabilities	61,894
Total Debt	3,413,782
Equity attributable to owners of the parent	3,533,946
Non-controlling interests	9,292
Total Equity	3,543,238
Total Capitalization(1):	6,957,020

Notes:
(1)
Total capitalization is the sum of total debt and total equity.

DESCRIPTION OF COMMON SHARES
A description of our common shares can be found under the headings “Memorandum and Articles of Association — Ferrari Shares, Articles of Association and Terms and Conditions of the Special Voting Shares” and “— Share Capital” in the Annual Report and in Exhibit 2.1 to the Annual Report under the heading “Description of Securities registered under Section 12 of the Exchange Act”, which descriptions are incorporated by reference herein.
Since the date of the Annual Report we have continued to make purchases under our previously announced share repurchase program and such repurchases are reflected in the number of outstanding common shares (net of treasury shares) stated in this prospectus or any accompanying prospectus supplement.
The common shares were originally issued on September 4, 2015, January 1, 2016 and January 2, 2016.

SELLING SHAREHOLDER
Information regarding the beneficial ownership of our common shares by the selling shareholder, the number of common shares being offered by the selling shareholder and the number of shares beneficially owned by the selling shareholder after an offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Exchange Act that are incorporated by reference herein.
For information regarding certain material relationships between the selling shareholder and Ferrari, see Note 28 “Related party transactions” to the Consolidated Financial Statements in the Annual Report incorporated by reference into this prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
You should read “Taxation — Material United States Federal Income Tax Consequences” in the Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to material United States federal income tax consequences of the ownership and disposition of our common shares.
Any prospectus supplement to this prospectus may also contain information about certain tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

NON-UNITED STATES TAX CONSEQUENCES
You should read “Taxation — Material Netherlands Tax Consequences” and “Taxation — Material Italian Income Tax Consequences” in the Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to material non-United States tax consequences of the ownership and disposition of our common shares.
Any prospectus supplement to this prospectus may also contain information about certain tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.
Material Dutch taxation considerations
This summary solely addresses the principal Dutch tax consequences of the acquisition, ownership and disposal of common shares and does not purport to describe every aspect of taxation that may be relevant to a particular holder. This summary does not describe any Dutch tax considerations or consequences arising from the Dutch Minimum Tax Act 2024 (the Dutch implementation of Council Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the EU) which may be relevant for a particular holder. Tax matters are complex, and the tax consequences of the offering to a particular holder of common shares will depend in part on such holder’s circumstances. Accordingly, a holder is urged to consult his own tax advisor for a full understanding of the tax consequences of any offering to him, including the applicability and effect of Dutch tax laws.
Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands.
This summary is prepared on the basis that the Ferrari is organised, and that its business will be conducted, in the manner outlined in this prospectus. A change to such organisational structure or to the manner in which the Ferrari conducts its business may invalidate the contents of this summary, which will not be updated to reflect any such change.
This summary is based on the tax law of the Netherlands (unpublished case law not included) in force at the date of this prospectus. The tax law upon which this summary is based, is subject to changes, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change.
The summary in this Dutch taxation paragraph does not address the Dutch tax consequences for a holder of common shares who:
(a)
is a person who may be deemed an owner of common shares for Dutch tax purposes pursuant to specific statutory attribution rules in Dutch tax law;

(b)
is, although in principle subject to Dutch corporation tax, in whole or in part, specifically exempt from that tax in connection with income from common shares;

(c)
is an investment institution as defined in the Dutch Corporation Tax Act 1969;

(d)
is an entity that, although in principle subject to Dutch corporation tax, is fully or partly exempt from Dutch corporation tax;

(e)
owns common shares in connection with a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship or management role;

(f)
has a substantial interest in Ferrari or a deemed substantial interest in Ferrari for Dutch tax purposes. Generally, a person holds a substantial interest if (a) such person — either alone or, in the case of an individual, together with his partner or any of his relatives by blood or by marriage in the direct line (including foster-children) or of those of his partner for Dutch tax purposes — owns or is deemed to own, directly or indirectly, 5% or more of the shares or of any class of shares of Ferrari, or rights to acquire, directly or indirectly, such an interest in the shares of Ferrari or profit participating certificates relating to 5% or more of the annual profits or to 5% or more of the liquidation proceeds of Ferrari, or (b) such person’s shares, rights to acquire shares or profit participating certificates in Ferrari are held by him following the application of a non-recognition provision; or
(g)
is for Dutch tax purposes taxable as a corporate entity and resident of Aruba, Curaçao or Sint Maarten.

Taxes on income and capital gains
Non-resident holders of common shares
Individuals
If a holder of common shares is an individual who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch income tax, he will not be subject to Dutch income tax in respect of any benefits derived or deemed to be derived from or in connection with common shares, except if:
(a)
he derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net value of such enterprise, other than as a shareholder, and such enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and his common shares are attributable to such permanent establishment or permanent representative; or

(b)
he derives benefits or is deemed to derive benefits from or in connection with common shares that are taxable as benefits from miscellaneous activities performed in the Netherlands.

Corporate entities
If a holder of common shares is a corporate entity, or an entity including an association, a partnership and a mutual fund, taxable as a corporate entity, which is neither resident, nor deemed to be resident in the Netherlands for purposes of Dutch corporation tax, it will not be subject to Dutch corporation tax in respect of any benefits derived or deemed to be derived from or in connection with common shares, except if:
(a)
it derives profits from an enterprise directly which is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and to which permanent establishment or permanent representative its common shares are attributable; or

(b)
it derives profits pursuant to a co-entitlement to the net value of an enterprise which is managed in the Netherlands, other than as a holder of securities, and to which enterprise its common shares are attributable.

General
If a holder of common shares is neither resident nor deemed to be resident in the Netherlands, such holder will for Dutch tax purposes not carry on or be deemed to carry on an enterprise, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands by reason only of the execution and/or enforcement of the documents relating to the acquisition of common shares.
Withholding taxes
Dividend withholding tax
Ferrari is generally required to withhold Dutch dividend withholding tax at a rate of 15% from dividends (within the meaning of the Dutch Dividend Withholding Tax Act 1965) distributed by Ferrari,

subject to possible relief under Dutch domestic law, the Treaty on the Functioning of the European Union or an applicable Dutch income tax treaty depending on a particular shareholder’s individual circumstances.
As an exception to this rule, Ferrari may not be required to withhold Dutch dividend withholding tax on dividends distributed by Ferrari if it is considered to be a tax resident of both the Netherlands and Italy, in accordance with the domestic tax residency provisions applied by each of these jurisdictions, while the double tax treaty between the Netherlands and Italy attributes the tax residency exclusively to Italy. This exception does not apply to dividends distributed by Ferrari to (a) a holder who is resident or deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporation tax purposes, or (b) to a holder who is not resident nor deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporation tax purposes but who derives profits from an enterprise which enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, to which his common shares are attributable.
Additional withholding tax
An additional Dutch withholding tax may apply with respect to dividends distributed or deemed to be distributed by Ferrari if the dividends are distributed or deemed to be distributed to a related party, which (i) is resident in a low-tax or non-cooperative jurisdiction as specifically listed in an annually updated Dutch regulation, (ii) has a permanent establishment in any such jurisdiction to which the dividend is attributable, (iii) is neither resident in the Netherlands nor in a low-tax or non-cooperative jurisdiction, and is entitled to the dividend with the main purpose or one of the main purposes to avoid withholding tax of another person, (iv) is a hybrid entity, or (v) is not resident in any jurisdiction, within the meaning of the Dutch Withholding Tax Act 2021. The additional Dutch withholding tax rate will be equal to the highest Dutch corporate income tax rate at the time of the dividend payment, which is 25.8%. The additional Dutch withholding tax on dividends may be reduced by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution.
As an exception to this rule, Ferrari may not be required to withhold this additional Dutch withholding tax on dividends distributed by Ferrari if it is considered to be a tax resident of both the Netherlands and Italy, in accordance with the domestic tax residency provisions applied by each of these jurisdictions, while the double tax treaty between the Netherlands and Italy attributes the tax residency exclusively to Italy.
Gift and inheritance taxes
No Dutch gift tax or Dutch inheritance tax will arise with respect to an acquisition or deemed acquisition of common shares by way of gift by, or upon the death of, a holder of common shares who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax except if, in the event of a gift whilst not being a resident nor being a deemed resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, the holder of common shares becomes a resident or a deemed resident in the Netherlands and dies within 180 days after the date of the gift.
For purposes of Dutch gift tax and Dutch inheritance tax, a gift of common shares made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.
Registration taxes and duties
No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, is payable in the Netherlands in respect of or in connection with the execution and/or enforcement (including by legal proceedings and including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the offerings or the transfer of common shares.

PLAN OF DISTRIBUTION
The selling shareholder may sell the common shares offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through agents;

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to or through underwriters, brokers or dealers; or

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through a combination of any of these methods.

Registration of our common shares covered by this prospectus does not mean that those securities necessarily will be offered or sold nor that one or more transactions will occur pursuant to this prospectus.
In addition, the manner in which the selling shareholder may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

The selling shareholder may also enter into hedging transactions. For example, the selling shareholder may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from the selling shareholder to close out its short positions;

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sell securities short and redeliver such shares to close out the short positions;

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enter into option or other types of transactions that require the selling shareholder to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

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loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:
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on a national securities exchange, including the NYSE, and on Euronext Milan;

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in the over-the-counter market; or

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in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

A prospectus supplement with respect to an offering of securities will state the terms of the offering of the securities, including:
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the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by the selling shareholder from the sale;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by the selling shareholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The selling shareholder and any of the underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling shareholder and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in a prospectus supplement.
The selling shareholder and other persons participating in the sale or distribution of the securities will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholder, or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of the selling shareholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.
The selling shareholder is not restricted as to the price or prices at which the common shares may be sold. Sales of such common shares may have an adverse effect on the market price of our common shares.
Moreover, it is possible that a significant number of common shares could be sold at the same time, which may have an adverse effect on the market price of our common shares.
We cannot assure you that the selling shareholder will sell all or any portion of the common shares offered by this prospectus and any accompanying prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered common shares for their own account. The underwriters may resell the common shares in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The selling shareholder may offer the common shares to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in a prospectus supplement.
Unless otherwise specified in connection with an offering of common shares, the obligations of the underwriters to purchase the common shares will be subject to certain conditions contained in an underwriting agreement that the selling shareholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the common shares offered if any of the common shares are purchased, unless otherwise specified in connection with an offering of common shares. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

The selling shareholder may designate agents to sell the common shares. Unless otherwise specified in connection with an offering of common shares, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling shareholder may also sell the common shares.
Dealers
The selling shareholder may sell the offered securities to dealers as principals. The selling shareholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling shareholder, at the time of resale. Dealers engaged by the selling shareholder may allow other dealers to participate in resales.
Direct Sales
The selling shareholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Indemnification; Other Relationships
The Company and the selling shareholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act and to contribute with respect to payments which they may be required to make.
Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for the selling shareholder in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
In connection with the offerings, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, and stabilizing purchases.
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Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offerings.

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Covering transactions involve purchases of shares in the open market in order to cover short positions.

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Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Common Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Common Shares. As a result, the price of the Common Shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s website.
No person has been authorized to give any information or to make any representations other than those contained in this prospectus. Neither we nor the selling shareholder take any responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus, including documents incorporated by reference, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

VALIDITY OF COMMON SHARES
Unless otherwise stated in any prospectus supplement, the validity of the common shares will be passed upon by Loyens & Loeff N.V. Sullivan & Cromwell LLP has advised Ferrari and the selling shareholder as to certain U.S. legal matters. De Brauw Blackstone Westbroek N.V. has advised the selling shareholder as to certain Dutch law matters.

EXPERTS
The consolidated financial statements of Ferrari N.V. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this Registration Statement and the effectiveness of Ferrari N.V.’s internal control over financial reporting have been audited by Deloitte & Touche S.p.A., an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. Consent to the inclusion in this prospectus of the report by Deloitte & Touche S.p.A. has been filed as Exhibit 23.1.
The consolidated financial statements of Ferrari N.V. for the year ended December 31, 2022, appearing in Ferrari N.V.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by EY S.p.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Consent to the inclusion in this prospectus of the report by EY S.p.A. has been filed as Exhibit 23.2.
EXPENSES
The expenses of any offering of common shares will be disclosed in a prospectus supplement. All or a portion of these expenses may be payable by the selling shareholder. See “Use of Proceeds” in this prospectus for additional details.

6,666,667 Common Shares
Ferrari N.V.
Common Shares

Prospectus Supplement

Joint Global Coordinators
Goldman Sachs Bank Europe SE	J.P. Morgan
Joint-Bookrunners
BNP PARIBAS	Intesa Sanpaolo	Société Générale	UniCredit Bank GmbH, Milan Branch
February 27, 2025